CONSENT RESOLUTION IN LIEU OF SPECIAL MEETING OF THE
                                                  BOARD OF DIRECTORS OF
                                        INTEGRATED TECHNOLOGY GROUP
                                                  a Nevada corporation

     This Consent Resolution is adopted by John F. Lund and R. Blair Lund, they being all the duly elected and constituted directors of Integrated Technology Group in lieu of a special meeting of the Board of Directors of the corporation, effective on the date hereafter written.

     WHEREAS, the officers of the corporation have entered into a letter agreement contemplating a business reorganization by which this company will acquire by acquisition or merger 100% of Safe Tire Disposal Corp., and

     WHEREAS, there is presently a vacancy on the Board of directors of this corporation, and

     WHEREAS, it is in the best interest of this corporation to appoint Scott Holden, Chief Executive Officer of Safe Tire Disposal Corp. to serve as a director of this corporation in anticipation of completion of the reorganization:

      NOW, THEREFORE IT IS HEREBY RESOLVED, that Scott Holden be, and he is hereby appointed as an interim director of Integrated Technology Group to fill the existing vacancy on the Board of Directors of the Company, effective immediately. Mr. Holden is also appointed Chairman of the Board of Directors on an interim basis.

     Dated this 20th day of June, 2000.

                                                /s/ John F. Lund
                                                   John F. Lund, Director

                                  /s/ R. Blair Lund
                                      R. Blair Lund, Director

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